                                                             [LOGO -- JP Morgan]


January 5, 1996


Mr. Walter E. Skowronski
Vice President and Treasurer
Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

Dear Walt:

You have advised us that Lockheed Martin Corporation ("LMC" or the "Company") proposes to raise up to $10,000,000,000 in new senior bank financing for the purchase of the common stock of "Wings" and for general corporate purposes. It is also our understanding that the Company's current revolving credit facility will be canceled and replaced with the bank financing referred to above. In connection with this transaction, Morgan Guaranty Trust Company of New York ("Morgan") is pleased to propose (i) a $5,000,000,000, 364-day revolving credit facility and (ii) a $5,000,000,000, five-year revolving credit facility (collectively the "Credit Facilities") under the terms and conditions described in the attached Summary of Terms and Conditions (the "Term Sheet") for the Credit Facilities.

Morgan hereby commits to provide an aggregate of up to $1,375,000,000 comprised of (i) up to $687,500,000 in a five-year Credit Facility and (ii) at least $687,500,000 in a 364-day Credit Facility. This commitment is subject to (i) acceptance by you as set forth in the last paragraph of this letter by 5:00 p.m.
(EST) on January 9, 1996, (ii) acceptance by you of a commitment for $1,375,000,000 to the Credit Facilities from Bank of America National Trust and Savings Association ("Bank of America") on the same terms and conditions and
(iii) negotiation, execution and delivery of mutually acceptable definitive loan documentation (to be prepared by Morgan's counsel, Davis Polk & Wardwell) on or before April 30, 1996 or May 31, 1996 if Morgan's commitment is extended pursuant to the next sentence. In addition, Morgan's commitment will expire if your tender offer for the common stock of "Wings" does not close on or before April 30, 1996, unless such failure is due solely to the failure to have obtained any clearance which may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act, in which case such expiration date shall be extended to May 31, 1996.

It is J.P. Morgan Securities Inc.'s ("JPMSI") intention to use best efforts to syndicate the Credit Facilities with BA Securities, Inc. ("BASI") to a group of leaders acceptable to Morgan, Bank of America and LMC (Morgan and such other lenders herein being called the "Banks"). LMC agrees to provide such assistance in the syndication effort as may be reasonably requested, including making members of management of the Company and its subsidiaries available to meet with prospective syndicate members, and assisting JPMSI and BASI in the preparation of a financing memorandum. It is our further expectation that no fewer than 50 banks will be invited to participate in the general syndication of these facilities and that the general syndication will be launched in approximately 2 weeks from the date of your acceptance.

By signing below, LMC acknowledges its obligation to pay Morgan and JPMSI the fees set forth in the Fee Letter dated January 5, 1996 (the "Fee Letter") among the Company, Morgan and JPMSI.

                                                                       JP Morgan

In addition, by signing below, LMC agrees to indemnify and defend Morgan and JPMSI and each other Bank and their respective directors, officers, agents, employees and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to any loan made or proposed to be made to LMC or any of its affiliates in connection with the matters herein referred to (including, but without limitation, any use made or proposed to be made by LMC or any of its affiliates of the proceeds of such loans, but excluding any such losses, liabilities, claims, damages or expenses relating to the relationships of, between or among each of, or any of,the Banks, the Co-Arranger (as defined in the Term Sheet) and any assignees or participants thereof after the loan agreements have been executed by all parties thereto and excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the indemnitee), including, without limitation, amounts paid in settlement (approved in writing by LMC), court costs, and reasonable fees and disbursements of counsel incurred in connection with any such pending or threatened investigation, litigation or other proceeding.

If you accept and agree to this proposal, please so indicate by signing in the space provided below and returning a copy of this letter to us. This offer will expire at 5:00 p.m. (EST) on January 9, 1996, if this letter and the Fee Letter have not been accepted by you by that time.


Very truly yours,

MORGAN GUARANTY TRUST COMPANY                    J.P. MORGAN SECURITIES INC.
        OF NEW YORK


By: /s/ Robert M. Osieski                        By: /s/ Michael C. Marcer
    -------------------------                        ------------------------
    Name: Robert M. Osieski                          Name: Michael C. Marcer
    Title: Vice President                            Title: Vice President
    60 Wall Street                                   60 Wall Street
    New York, New York 10260                         New York, New York 10260


ACCEPTED AND AGREED TO
this 7th day of January, 1996:

LOCKHEED MARTIN CORPORATION


By: /s/ Walter E. Skowronski
   ---------------------------
   Name: Walter E. Skowronski
   Title: Vice President and Treasurer

                        SUMMARY OF TERMS AND CONDITIONS
                        FOR LOCKHEED MARTIN CORPORATION


BORROWER:                              Lockheed Martin Corporation ("Company"),
                                       directly or indirectly through LAC
                                       Acquisition Corp.

AMOUNT:                                $5,000,000,000.

PURPOSE: The purchase of the common stock of "Wings" and general corporate purposes including commercial paper backup.

ARRANGER AND SYNDICATION AGENT:        J.P. Morgan Securities Inc.

CO-ARRANGER:                           BA Securities, Inc.

MANAGING AGENTS:                       Citibank, N.A.

DOCUMENTATION AGENT:                   Morgan Guaranty Trust Company of
                                       New York.

ADMINISTRATIVE AGENT:                  Bank of America National Trust and
                                       Savings Association.

FACILITY DESCRIPTION:                  364-day facility on a fully revolving
                                       basis.

BORROWING OPTIONS:                     Committed Loans consisting of Base Rate
                                       Loans, CD Loans and LIBOR Loans.

                                       Uncommitted Money Market bid rate options
                                       ("Money Market Loans").

LENDERS:                               Syndicate of lenders acceptable to
                                       Company and Arranger ("Banks").

TIMING:                                Closing to occur by May 1996.

GUARANTORS:                            Lockheed Corporation, Martin Marietta
                                       Corporation, Martin Marietta
                                       Technologies, Inc., LAC Acquisition
                                       Corporation or the Company if LAC
                                       Acquisition Corp. is the Borrower.

COMMITMENTS AND FEES:
---------------------

COMMITMENT:                            With respect to Committed Loans, each
                                       Bank will fund each draw in proportion to its Commitment.

                                       With respect to Money Market Loans, each
                                       Bank may, but shall have no obligation
                                       to, make offers to make such Loans
                                       pursuant to requests submitted by
                                       Company. Drawdown of Money

January 4, 1996                                                          Page 1

                                       Market Loans will be deemed a use of
                                       Commitments of all Banks on pro rata
                                       basis.

REDUCTION OR CANCELLATION OF
COMMITMENTS:                           Commitments cancelable in whole or in
                                       part (ratably reduced in amounts of at
                                       least $25,000,000 and multiples of
                                       $5,000,000 in excess thereof) at election of Company upon not less than three business days' notice.

TERMINATION OF BANKS/REPLACING BANKS:  Company may terminate the entire
                                       Commitment of any Bank upon 10 business
                                       days' notice if a Bank demands increased costs or capital adequacy payments from Company or if the commitment of a Bank to make LIBOR Loans is suspended due to its inability to make such Loans. Company may replace such Bank with a new or existing Bank.

FACILITY FEE:                          To be paid quarterly in arrears on the
                                       daily average of the total Commitments at a rate determined by reference to attached Pricing Schedule. Facility Fee will increase if ratings downgraded and decrease if ratings upgraded.

                                       Facility Fee computed on the basis of a
                                       year of 365 or 366 days over the actual
                                       number of days elapsed. Any change in
                                       Facility Fee shall become effective the
                                       day on which a rating agency shall have
                                       announced a ratings change.

INTEREST RATES
--------------

INTEREST RATE OPTIONS:                 LIBOR, CD Rate or Base Rate at the
                                       election of Company.

LIBOR INTEREST PERIOD OPTIONS:         One, two, three or six months, as
                                       selected by Company. Twelve-month LIBOR
                                                                         -----
                                       option available upon request of Company and consent of all Banks.

CD RATE INTEREST PERIOD OPTIONS:       30, 60, 90 or 180 days, as selected by
                                       Company.

RATE BASIS:                            LIBOR

                                       CD Rate - Adjusted CD Rate.

                                       3 LIBOR/CD Reference Banks to be
                                       appointed.

                                       Base Rate - higher of Reference Rate as
                                       announced by Administrative Agent or
                                       federal funds rate plus .5%.

                                       Any change in Base Rate effective on the day change is announced by Administrative Agent.

January 4, 1996                                                          Page 2

INTEREST PAYMENT:                      Interest on LIBOR Loans, CD Loans and
                                       Base Rate Loans (if federal funds rate is effective rate) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.
                                       Interest on Base Rate Loans (if Reference
                                       Rate is effective rate) shall be computed on the basis of a year of 365 or 366 days, as the case may be, and paid for the actual number of days elapsed.
                                       Interest accrued on Base Rate Loans shall be paid quarterly. Interest accrued on LIBOR Loans shall be paid on the last day of the Interest Period, on the date of any prepayment or conversion thereof, together with breakage costs, if any, and in the case of a LIBOR Loan with an Interest Period of twelve-months, on the six-month anniversary of the making of the LIBOR Loan. Interest accrued on CD
                                       Loans shall be paid on the last day of
                                       the Interest Period and on the date of
                                       any prepayment or conversion thereof,
                                       together with breakage costs, if any. If any CD Loan or portion thereof shall have an Interest Period of less than 30 days, such portion shall bear interest at the Base Rate during such period.

                                       Interest obligations accrue from the day funds are received through the day before principal is repaid.

RATE SPREAD:                           For Base Rate Loans, Base Rate. For LIBOR
                                       Loans, LIBOR plus LIBOR Margin. For CD
                                       Loans, Adjusted CD Rate plus CD Margin.
                                       LIBOR Margin and CD Margin determined by reference to attached Pricing Schedule.
                                       LIBOR Margin and CD Margin will increase if ratings downgraded and decrease if ratings upgraded.

                                       Any change in the LIBOR Margin or CD
                                       Margin shall become effective for LIBOR
                                       Loans or CD Loans, as applicable, the day on which a rating agency shall have announced a ratings change.

POST DEFAULT RATE:                     2% per annum above the Base Rate for such
                                       date.

BORROWING PROCEDURES
--------------------

MINIMUM DRAW:                          $10,000,000 with additional increments of
                                       $1,000,000. No per draw limit up to total unused Commitments.

NOTIFICATION/TIMING:                   Base Rate: To Administrative Agent, by
                                       11:00 a.m. New York City time on day of
                                       draw.

                                       LIBOR: To Administrative Agent, by 1:00
                                       p.m. New York City time, 3 business days before draw or, in the case of an Interest Period of twelve-months, by 1:00 p.m. New York City time, 4 business days before draw.

January 4, 1996                                                          Page 3

                                       CD Rate: To Administrative Agent, by 1:00 p.m. New York City time, 2 business days before draw.

                                       An officer or a Designated Representative
                                       (certain designated employees) to provide notice to Administrative Agent. An officer or Designated Representative may provide telephonic notice, to be followed by appropriately authorized written notice.

FUND DELIVERY:                         Banks to deliver funds to Administrative
                                       Agent by 1:00 p.m. New York City time.
                                       Administrative Agent to wire transfer
                                       loan principal (U.S. Dollars) in
                                       immediately available funds to an account to be designated by Company immediately upon receipt, but not later than 4:00 p.m. New York City time. Administrative
                                       Agent may make up a shortfall of funds
                                       received. Any Bank not making its pro
                                       rata share of any Loan available to
                                       Administrative Agent and Company, if it
                                       does not repay such share of any Loan, at the required date and time severally agree to repay Administrative Agent such shortfall, with interest (at the federal funds rate). If a Bank fails to fund a Loan, amounts received by Administrative
                                       Agent will be deemed to have been paid to Bank and made available to Administrative
                                       Agent for the Loan.

CONVERSION/CONTINUATION:               Company may (i) convert all or any
                                       portion of outstanding Base Rate Loans
                                       equal to $10,000,000 and multiples of
                                       $1,000,000 in excess thereof to LIBOR
                                       Loans or CD Loans, (ii) convert all or
                                       any portion of outstanding LIBOR Loans
                                       equal to $10,000,000 and multiples of
                                       $1,000,000 in excess thereof to Base Rate
                                       Loans or CD Loans, and (iii) convert all or any portion of outstanding CD Loans equal to $10,000,000 and multiples of $1,000,000 in excess thereof to Base Rate
                                       Loans or LIBOR Loans. Upon the expiration of any Interest Period applicable to a LIBOR Loan or a CD Loan, Company may continue all or any portion of such Loans equal to $10,000,000 and multiples of $1,000,000 in excess thereof as LIBOR
                                       Loans or CD Loans, as applicable. Written or telephonic notice of such conversion/continuation shall be delivered to Administrative Agent no later than (i) 1:00 p.m. New York City time (a) at least 3 business days in advance of the proposed date of conversion to or continuation of LIBOR
                                       Loans or (b) at least 2 business days in advance of the proposed date of conversion to or continuation of CD Loans and (ii) 11:00 a.m. New York City time on the day of the proposed conversion to a Base Rate Loan. Telephonic notice of conversion/continuation to be promptly followed by a written notice thereof. If timely notice of conversion/continuation not provided by Company as to any LIBOR loan or CD Loan and such Loan is not repaid by

January 4, 1996                                                          Page 4

                                       Company at the end of the applicable
                                       Interest Period thereof, such Loan shall be converted to a Base Rate Loan.

PREPAYMENTS:                           Base Rate Loans can be repaid in whole or
                                       in part on any day without penalty or
                                       premium. CD Loans can be repaid with 1
                                       business day's notice. LIBOR Loans can be repaid with 3 business days' notice. Each partial prepayment shall be in an aggregate amount of not less than $10,000,000 and shall include interest accrued on the Loans to the prepayment date and any breakage costs (excluding loss of Margin).

PAYMENTS TO BANKS:                     All payments by Company to Banks under
                                       Loan Agreement are to be in U.S. Dollars, free of taxes, and wire transferred to Administrative Agent in immediately available funds no later than 2:00 p.m.
                                       New York City time.

PARTICIPATIONS/ASSIGNMENTS:            Assignments may be made to Eligible
                                       Institutions with the prior notification to the Administrative Agent and prior written consent of Company, which shall not be unreasonably withheld, in minimum amounts of $15,000,000. Withholding of consent is not unreasonable if based solely on desire to manage loan exposures to proposed assignee or avoid payment of additional increased costs of taxes payable by Company by reason of such assignment. No Company consent required for assignment to an affiliate of a Bank.
                                       Each Bank must retain at least
                                       $15,000,000 commitment. Participations
                                       permitted without consent of Company upon prior written notification to Company (no prior notification required in the case of participations of Money Market Loans).
                                       Transferability of voting rights limited to change in principal, rate, fees and term. "Eligible Institution" means any commercial bank having total assets in excess of $3,000,000,000 or the equivalent amount of local currency of
                                       such bank or affiliates of such bank that are financial institutions.

CONDITIONS PRECEDENT
--------------------

                                  (A)  Effectiveness of Loan Agreement:
                                       customary for this type of transaction,
                                       including:

                                       1)  termination of, and payment of
                                           amounts due under, existing revolving
                                           credit agreements.

                                       2)  execution and delivery of:

                                           a)  opinion of General Counsel or
                                               Assistant General Counsel to
                                               Company and opinion of special
                                               counsel to company;

January 4, 1996                                                          Page 5

                                           b)  opinion of Bank counsel;

                                           c)  certified copies of charters,
                                               bylaws, and corporate action
                                               authoring Loan Agreement;

                                           d)  note for each Bank, if requested;

                                           e)  certificate indicating incumbency
                                               and signatures of officers
                                               signing Loan Agreement and those
                                               officers and employees authorized
                                               to give notice of borrowing; and

                                           f)  LAC and Wings shall have entered
                                               into a merger agreement in form
                                               and substance satisfactory to the
                                               Banks providing for the
                                               acquisition to be effected by a
                                               cash tender offer for at least
                                               66% of Wing's common stock and
                                               subsequent merger.

                                          (g)  terms and conditions of the
                                               tender offer shall be in
                                               substance as disclosed to the
                                               Banks prior to their commitments
                                               but shall in all events include
                                               that LAC shall own and control
                                               the number of shares of Wing's
                                               common stock as shall be
                                               necessary to approve the merger
                                               without the affirmative vote or
                                               approval of any other
                                               shareholders; the conditions to
                                               the consummation of the tender
                                               offer shall have been satisfied
                                               and shall not have been waived,
                                               except for conditions (x) not
                                               material to the combined entity
                                               or the prospects and timing of
                                               the consummation of the merger
                                               and (y) not relating to the
                                               legality, validity or legal
                                               effect of the financing; and
                                               tendered shares shall have been
                                               accepted for payment pursuant to
                                               the tender offer in accordance
                                               with the terms of the tender
                                               offer.

                                          (h)  evidence satisfaction to the
                                               Documentation Agent and
                                               Administrative Agent that all
                                               other necessary licenses, permits
                                               and governmental and third-party
                                               filings, consents and approvals
                                               for the acquisition and merger
                                               have been made or obtained and
                                               remain in full force and effect,
                                               except for those (x) not material
                                               to the combined entity or the
                                               prospects and timing of the
                                               consummation of the merger and
                                               (y) not relating to the legality,
                                               validity or legal effect of the
                                               financing; and the tender offer
                                               and the financing thereof shall
                                               be in compliance with all laws
                                               and regulations (including,
                                               without limitation, the margin
                                               regulations).

January 4, 1996                                                          Page 6

                                  (B)  All Loans: (i) accuracy of
                                       Representations and Warranties, with the exception, for Loans other than the tender offer funding, of the representations concerning litigation, taxes, ERISA, no Material Adverse Effect since date of pro forma financial statements delivered to Banks and environmental matters and (ii) no Event of Default.

REPRESENTATIONS AND WARRANTIES
------------------------------

CORPORATE EXISTENCE & POWER:           Company and its Significant Subsidiaries
                                       duly organized, validly existing and in
                                       good standing in respective state of
                                       incorporation and qualified to do
                                       business where necessary, except where
                                       failure to be so qualified would not be
                                       reasonably likely to have a Material
                                       Adverse Effect. Company has all necessary corporate power to enter into and perform under Loan Agreement and Notes.

                                       "Material Adverse Effect" means a
                                       material adverse effect on (a) ability of Company to perform obligations under Agreement or Notes, (b) validity or enforceability of Agreement or Notes, (c) rights and remedies of any Bank or Agents or (d) timely payment of principal of or interest on the Loans or other amounts paid in connection therewith.

                                       "Significant Subsidiary" means a
                                       Subsidiary with total assets, net of
                                       depreciation and amortization and after
                                       intercompany eliminations, in excess of
                                       $100,000,000.

                                       "Subsidiary" as defined does not include any Exempt Subsidiary, but otherwise means any entity of which Company owns a sufficient number of securities having ordinary voting power to elect a majority of the board of directors or other governing body.

                                       "Restricted Subsidiary" means any
                                       Significant Subsidiary, any Subsidiary
                                       that has substantially all of its
                                       property located in the United States and that owns a Principal Property and any other Subsidiary designated from time to time by the Company as a "Restricted Subsidiary." Subsidiaries of a Restricted Subsidiary are not Restricted
                                       Subsidiaries solely by virtue of such
                                       Subsidiary status. If at the end of any
                                       fiscal quarter, the aggregate net assets of the Company and all of its Restricted Subsidiaries are less than a specified percentage of the total net assets of the Company and its Subsidiaries taken as a whole, as reported in the Company's financial statements (the "Total Net Assets") , the Company shall designate another Subsidiary or Subsidiaries as Restricted Subsidiaries such that the net assets of such Subsidiary or Subsidiaries that are not encumbered to secure Debt, plus the net assets of the Company and the other Restricted Subsidiaries, equals or exceeds a specified percentage of the Total Net Assets.

January 4, 1996                                                          Page 7

                                       Thereafter, the Company may designate a
                                       Subsidiary or Subsidiaries (other than a Restricted Subsidiary as defined without regard to any prior such designations by the Company) as no longer a Restricted Subsidiary, provided that the aggregate net assets of the Company and all of its Restricted Subsidiaries after giving effect thereto shall equal or exceed a specified percentage of the Total Net Assets.

                                       "Exempt Subsidiary" means Lockheed Martin
                                       Finance Corporation, Martin Marietta
                                       Materials, Inc. and any other entity of
                                       which Company owns a sufficient number of securities having ordinary voting power to elect a majority of the board of directors or other governing body, the book value, net of depreciation, amortization and intercompany eliminations, of the assets of which, when aggregated with the book values, net of depreciation, amortization and intercompany eliminations, of the assets of any other Exempt Subsidiary other than Lockheed Martin Finance Corporation or Martin Marietta Materials, Inc., do not exceed a specified percentage of the value of total assets of Company and its consolidated subsidiaries, and which are designated as such by Company.

                                       "Principal Property" defined as any
                                       manufacturing property with a book value, net of depreciation and amortization, in excess of $5,000,000 .

NO CONTRAVENTION:                      Execution, delivery and performance of
                                       Loan Agreement and Notes do not
                                       contravene, or constitute a default
                                       under, Company's or Guarantors' charter
                                       documents or any applicable laws or
                                       regulations or any agreements or
                                       instruments to which Company is a party
                                       which would be reasonably likely to have a Material Adverse Effect.

CORPORATE AUTHORIZATION:               Company and Guarantors have taken all
                                       corporate action necessary for entering
                                       into Loan Agreement and Notes and
                                       consummating transaction thereunder; Loan
                                       Agreement and Notes are valid, binding
                                       and enforceable against Company and
                                       Guarantors, subject to bankruptcy and
                                       equity exceptions.

FINANCIAL INFORMATION:                 Pro forma financial statements delivered
                                       to Banks fairly present financial
                                       position as of date of such financial
                                       statements on a pro forma basis
                                       consistent with the assumptions stated
                                       therein; includes representation that no
                                       Material Adverse Effect has occurred
                                       since date of such financial statements.

LITIGATION; TAXES:                     No litigation exists against Company or
                                       any Subsidiary, an adverse determination of which is reasonably likely to occur and if so adversely determined would be reasonably likely to have a

January 4, 1996                                                          Page 8

                                       Material Adverse Effect and, at the time of the tender offer closing, there shall be (i) no injunction against consummation of the tender offer, (ii) no litigation pending or threatened which gives rise to a material likelihood that the merger will not be consummated or will be subject to the undue delay and (iii) no litigation pending or threatened, other than that as to which there is not a material likelihood of success, challenging the legality, validity or legal effect of the financing. Company and each Subsidiary have filed all material tax returns and paid all taxes due thereunder when due, except for those not delinquent, those the nonpayment of which would not be reasonably likely to result in a Material Adverse Effect and those contested in good faith.

GOVERNMENTAL APPROVALS:                No governmental consents or approvals
                                       required in connection with Loan
                                       Agreement and Notes, except routine
                                       filings under Securities Exchange Act of 1934 and the filing of International
                                       Capital Form CQ-1's.

MARGIN REGULATIONS:                    No part of proceeds of Loans will be used
                                       in violation of Federal Reserve
                                       Regulation U, G, T and X.

PARI PASSU OBLIGATIONS:                Claims of other parties to Loan Agreement
                                       against Company will not be subordinate
                                       to, and will rank at least pari passu
                                       with, claims of other unsecured creditors of Company, except as may be provided for under applicable bankruptcy laws.

NO DEFAULTS:                           No payment default in respect of Material
                                       Debt.

                                       "Material Debt" defined as debt of
                                       Company and/or one or more of its
                                       Subsidiaries exceeding $100,000,000 in an aggregate principal amount.

ERISA: Company and related ERISA entities (the "ERISA Group") have fulfilled their obligations under minimum funding standards of ERISA and the Internal Revenue Code and are in substantial compliance with all material provisions of ERISA and Internal Revenue Code with respect to each ERISA plan. ERISA Group has not (i) sought a waiver of minimum funding standards, (ii) failed to make a contribution to any plan or made any amendment to any plan which could result in material lien or posting of material bonds or (iii) incurred material liability under Title IV of ERISA (other than for payment of premiums under ERISA).

DISCLOSURE:                            Written information provided to the Banks
                                       in connection with Loan Agreement,
                                       collectively, does not contain any
                                       misstatement of a material fact or omit
                                       to state a fact necessary to make the
                                       statements contained therein, in light of the circumstances under

January 4, 1996                                                          Page 9
                                       which they were made, not misleading in
                                       any material respect on and as of the
                                       date of Loan Agreement.

ENVIRONMENTAL:                         Based upon Company's periodic review of
                                       its ongoing operations (and those of its Restricted Subsidiaries), to the best knowledge of Company, ongoing operations at the Principal Properties are currently being conducted in substantial compliance with applicable environmental laws, except to the extent that noncompliance would not be reasonably likely to result in a material adverse change in the consolidated financial conditions of
                                       Company and its consolidated
                                       subsidiaries.

COVENANTS                              Covenants customary for this type of
---------                              transaction, including:

ACCOUNTING:                            Except as otherwise specified, accounting
                                       measurements will be per GAAP as in
                                       effect from time to time. Company or
                                       Required Banks have ability to request
                                       covenant change if change in GAAP affects covenant; effect of change in GAAP then suspended until new covenant negotiated.

INFORMATION/REPORTING/DISTRIBUTION:    60 day delivery for quarterly financial
                                       reports and 120 day delivery for annual
                                       financial reports; delivery of such
                                       statements as filed with the SEC
                                       satisfies requirement. Documents
                                       distributed to shareholders or filed with the SEC (with certain exceptions) to be distributed to the Banks promptly after becoming available. Company to provide prompt notice of (i) the occurrence of any Default and (ii) certain litigation.

COMPUTATION OF COVENANTS:              Company to provide with each distribution
                                       of annual and quarterly financial
                                       statements computations of leverage
                                       ratio.

MAINTENANCE OF EXISTENCE:              Company and Significant Subsidiaries will
                                       preserve and maintain corporate
                                       existence. Company may terminate business or corporate existence of a Subsidiary which in Company's judgment is no longer necessary or desirable. Mergers, consolidations and transfers of assets permitted as set forth below. No prohibition on merger of a Subsidiary into Company, or merger or consolidation of a Subsidiary with or into another entity if surviving corporation is a Subsidiary and no Default shall have occurred and be continuing.

MERGERS, CONSOLIDATIONS &
SALES OF ASSETS:                       Merger, consolidation, transfer or
                                       conveyance of substantially all Company's assets prohibited unless resulting corporation is Company or a consolidated subsidiary that is a domestic corporation that expressly assumes payment of indebtedness and performance of covenants under Loan Agreement, no Default shall have occurred and be continuing after giving effect to transaction

January 4, 1996                                                          Page 10
                                       and if Company is not surviving
                                       corporation, there has been delivered an Officer's Certificate and legal opinion of its counsel stating that such transaction complies with Loan Agreement. Upon any such transaction, the entity formed by such transaction shall succeed to and be substituted for Company under Loan Agreement. This covenant shall not apply to any sale of Wing's stock, so long as it is margin stock, for value.

LIMITATION ON LIENS:                   No liens on assets of the Company or any
                                       Restricted Subsidiary to secure Debt
                                       allowed except (i) liens existing on the date of Loan Agreement, (ii) liens on property of a corporation existing at the time the corporation is merged or consolidated with Company or a Restricted
                                       Subsidiary, (iii) liens securing debt
                                       owing to Company or another Restricted
                                       Subsidiary, (iv) mechanic's liens, (v)
                                       liens on property of a corporation
                                       existing at the time the corporation
                                       becomes a Restricted Subsidiary, (vi)
                                       liens on property at time of acquisition of property and purchase money liens, including liens incurred in connection with industrial revenue bonds, to secure payment of purchase price or indebtedness incurred or guaranteed prior to, at the time of or within one year after acquisition, completion of full operation of property if indebtedness incurred or guaranteed to pay purchase price of property or improvements, (vii) liens in favor of any customer (including any governmental authority) to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any related indebtedness or to secure Debt guaranteed by a governmental authority,
                                       (viii) liens on cash or certificates of
                                       deposit or other bank obligations
                                       securing indebtedness in aggregate
                                       principal amount not in excess of
                                       $200,000,000 (which may be in a different currency) of an amount substantially equal in value (at the time the lien is created) to such cash, certificates of deposit or other obligations, (ix) any extension, renewal, replacement of the foregoing, (x) liens equally and ratably severing this credit facility and such Debt and (xi) liens not otherwise referred to securing Debt that does not in the aggregate exceed the greater of 10% of stockholders' equity at the end of the preceding fiscal quarter or
                                       $1,000,000,000. Liens described in (ii),
                                       (v) and (vi) shall not include any liens on stock or assets of "Wings" or its subsidiaries incurred in contemplation of the merger. This covenant shall not apply to margin stock in excess of 25% in value of the assets covered by this covenant.

PAYMENT OF OBLIGATIONS:                Company and each Significant Subsidiary
                                       will pay all material taxes, assessments, and governmental charges imposed upon it and all lawful material claims prior to date any penalty accrues or lien imposed except for (i) those contested in good faith, (ii) those not delinquent and
                                       (iii) those the nonpayment of which would not be reasonably likely to result in a Material Adverse Effect.

January 4, 1996                                                          Page 11

COMPLIANCE WITH LAWS:                  Company and each Significant Subsidiary
                                       shall comply with all laws, a breach of
                                       which would be reasonably likely to have a Material Adverse Effect, except where contested in good faith and by proper proceedings.

INSURANCE:                             Company and each Significant Subsidiary
                                       will maintain insurance as is customarily carried by owners of similar businesses and properties (or to the customary extent, self-insurance).

MAINTENANCE OF PROPERTIES:             Company and its Significant Subsidiaries
                                       will keep all properties necessary in its business in good working order, normal wear and tear excepted; Company or any Subsidiary may discontinue operation and/or maintenance of such properties if discontinuance is in Company's (or such Subsidiary's) judgment desirable.

LEVERAGE RATIO:                        Ratio of Debt (as defined) as of the last
                                       day of any fiscal quarter to the sum of
                                       (i) Debt (as defined) and (ii)
                                       Stockholders' Equity (as defined) at
                                       levels to be determined.

STOCKHOLDERS' EQUITY AS DEFINED:       Consolidated Stockholders' Equity of
                                       Company and consolidated Subsidiaries as reported.

DEBT AS DEFINED:                       Debt shall mean, without duplication:

                                       (i)   all debt, including ESOP guarantees
                                             and capitalized lease obligations,
                                             reported as debt in the
                                             consolidated financial statements
                                             of the Company and its consolidated
                                             Subsidiaries, plus
                                                           ----

                                       (ii)  all indebtedness for borrowed money
                                             and capitalized lease obligations
                                             incurred by third parties
                                             guaranteed by Company and its
                                             consolidated Subsidiaries not
                                             otherwise reported as debt in the
                                             consolidated financial statements
                                             of the Company and its consolidated
                                             Subsidiaries.

USE OF LOANS:                          Proceeds of the Loans may be used for any
                                       lawful corporate purpose.

WAIVERS: Required Banks may waive compliance with any covenant (other than certain provisions relating to principal payments, fees, interest rate, due dates and guarantees, which require consent of all Banks).

EVENTS OF DEFAULT
-----------------

PRINCIPAL PAYMENTS:                    Failure to pay when due.

January 4, 1996                                                          Page 12

INTEREST AND FACILITY FEE PAYMENTS:    Failure to pay within 5 days of due date.

OTHER FEES:                            Failure to pay within 30 days after
                                       written request for payment thereof.

BREACH OF CERTAIN COVENANTS:           Failure to perform under the following
                                       covenants:

                                       1)  Merger/Consolidation Restrictions
                                       2)  Limitations on Liens
                                       3)  Leverage Ratio

BREACH OF OTHER COVENANTS:             Failure to perform within 30 days after
                                       written notice.

REPRESENTATIONS:                       5 days to correct after written notice.

ACCELERATION OF DEBT:                  Any Material Debt shall be accelerated by
                                       reasons of default thereunder or not paid when due and corrective action shall not have been taken within 5 days after written notice thereof.

BANKRUPTCY:                            Company or any Significant Subsidiary
                                       shall commence voluntary proceeding under bankruptcy laws, or seek appointment of receiver or trustee, or shall consent to any of the foregoing; or makes a general assignment for benefit of creditors; or fails generally to pay its debts as they become due; or takes any corporate action to authorize the foregoing.

                                       Involuntary case or proceeding commenced against Company or any Significant Subsidiary seeking relief under bankruptcy laws or seeking appointment of trustee or receiver, and such proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against Company or any Significant Subsidiary under federal bankruptcy laws.

FINAL JUDGMENTS:                       Final judgment requiring payment of
                                       $150,000,000 or more that has not been
                                       satisfied or stayed within 60 days and
                                       such failure to satisfy or stay is
                                       unremedied for 5 days after notice.

ERISA: A final judgment either (1) requiring termination or imposing liability under Title IV of ERISA (other than for premiums) in respect of, or requiring a trustee to be appointed pursuant to Title IV of ERISA to administer, any plan or plans having unfunded liabilities in excess of $150,000,000 or (2) in an action relating to a Multiemployer Plan
                                       involving a current payment obligation in excess of $150,000,000, which judgment in either case has not been satisfied or stayed within 60 days and such failure to satisfy or stay is unremedied for 5 days after notice.

January 4, 1996                                                          Page 13

CHANGE IN OWNERSHIP OF STOCK:          Any person or group of persons (other
                                       than employee benefit or stock ownership plan of Company) has acquired shares of capital stock having ordinary voting power to elect a majority of the Board of Directors of Company or change in majority of Board of Directors within a two-year period.

GUARANTY INVALIDATED:                  Revocation or invalidation of guaranty of
                                       the Loan Agreement and the Notes.

REMEDIES:                              Commitments terminate and loan/interest
                                       become due and payable upon the receipt
                                       of notice from Documentation Agent
                                       (automatic in case of bankruptcy).

NOTICES OF DEFAULT:                    All notices or requests specified in
                                       Events of Default provisions to be given by Documentation Agent at the request of the Required Banks.

MISCELLANEOUS
-------------

GOVERNING LAW/SUBMISSION
TO JURISDICTION:                       New York law governs. Parties submit to
                                       the jurisdiction of New York courts for
                                       all legal proceedings and waive any
                                       objection to the laying of venue of any
                                       such proceeding brought in such a court
                                       and claim of inconvenient forum.

WAIVER OF JURY TRIAL:                  Company, Agents and Banks each waive
                                       rights to trial by jury.

REQUIRED BANKS:                        Banks holding in excess of 50% of
                                       outstanding Commitments.


INCREASED COSTS/CAPITAL ADEQUACY/
ILLEGALITY:                            Increased cost/capital adequacy/
                                       illegality provisions to be included and will generally provide that no increased cost or capital adequacy payment may be claimed if allocable to periods prior to 30 days prior to date Company is notified of claim by a Bank; no compensation for increases in capital not occasioned by a Change in Law or beyond that required by a Change in Law. Any Bank requesting additional compensation shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation or permit the Bank to make or maintain any LIBOR Loan, so long as such designation is not disadvantageous to such Bank. Any Regulation D charges shall be billed through Administrative Agent.

                                       "Change in Law" as defined is the
                                       adoption of any law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof, after Closing Date, by any governmental authority, central bank or comparable agency or

January 4, 1996                                                          Page 14
                                       compliance with any directive (whether or not having the force of law) of any such entity.

INDEMNITY:                             Company to indemnify Banks for (i)
                                       funding costs and/or losses (excluding
                                       loss of margin) if prepayment or
                                       conversion of a LIBOR Loan or a CD Loan
                                       occurs prior to the end of an Interest
                                       Period or if Company fails to consummate a LIBOR Loan or a CD Loan because conditions precedent to borrowing or conversion not satisfied and (ii) reasonable costs and expenses of litigation in response to or in defense of any proceeding brought or threatened against a Bank relating to the Agreement or Company's use of proceeds of the Loans.

EXPENSES:                              In connection with preparing Loan
                                       Agreement, Company will pay reasonable
                                       fees and disbursements of special counsel to Agents and reasonable out-of-pocket expenses incurred by Agents. In connection with an Event of Default and enforcement proceedings, Company will pay reasonable out-of-pocket expenses of
                                       Agents and Banks, including reasonable
                                       fees and expenses of counsel (including
                                       in-house counsel).

DOCUMENT PREPARATION:                  Loan Agreement to be prepared by Davis
                                       Polk & Wardwell.

January 4, 1996                                                          Page 15

                                                                       JP MORGAN

                          LOCKHEED MARTIN CORPORATION
                               PRICING SCHEDULE
                               364-DAY REVOLVER



       The LIBOR Margin, the CD Margin and the Facility Fee shall be as specified below (in basis points per annum).

====================================================================================================================================

                                     LEVEL I                  LEVEL II                 LEVEL III                   LEVEL IV
====================================================================================================================================

BASIS FOR PRICING            If Company is rated A or   If Company is rated A-     If Company is rated      If Company is rated BBB
                             better by S&P or  A2 or    or better by S&P or A3    BBB+ or better by S&P         or better by S&P
                                           --                            --
                                better by Moody's        or better by Moody's     or Baa1 or better  by      or Baa2 or better by
                                                                                  --                         --
                                                                                         Moody's                     Moody's
------------------------------------------------------------------------------------------------------------------------------------
FACILITY FEE                            6.00                      7.00                     8.00                       9.00

------------------------------------------------------------------------------------------------------------------------------------
LIBOR +   Greater than 50%             16.50                     18.00                    22.00                      26.00
          Less than    50%             16.50                     18.00                    27.00                      31.00
------------------------------------------------------------------------------------------------------------------------------------
CD +      Greater than 50%             29.00                     30.50                    34.50                      38.50
          Less than    50%             29.00                     30.50                    39.50                      43.50
------------------------------------------------------------------------------------------------------------------------------------
UNUSED COST                             6.00                      7.00                     8.00                       9.00

------------------------------------------------------------------------------------------------------------------------------------
USED COST Greater than 50%             22.50                     25.00                    30.00                      35.00
          Less than    50%             22.50                     25.00                    35.00                      40.00
====================================================================================================================================

                        SUMMARY OF TERMS AND CONDITIONS
                        FOR LOCKHEED MARTIN CORPORATION


BORROWER:                               Lockheed Martin Corporation ("Company"),
                                        directly or indirectly through LAC
                                        Acquisition Corp.

AMOUNT:                                 $5,000,000,000.

PURPOSE: The purchase of the common stock of "Wings" and general corporate purposes including commercial paper backup.

ARRANGER AND SYNDICATION AGENT:         J.P. Morgan Securities Inc.

CO-ARRANGER:                            BA Securities, Inc.

MANAGING AGENTS:                        Citibank, N.A.

DOCUMENTATION AGENT:                    Morgan Guaranty Trust Company of New
                                        York.

ADMINISTRATIVE AGENT:                   Bank of America National Trust and
                                        Savings Association.

FACILITY DESCRIPTION:                   Five-year facility on a fully revolving
                                        basis.

BORROWING OPTIONS:                      Committed Loans consisting of Base Rate
                                        Loans, CD Loans and LIBOR Loans.

                                        Uncommitted Money Market bid rate
                                        options ("Money Market Loans").

LENDERS:                                Syndicate of lenders acceptable to
                                        Company and Arranger ("Banks").

TIMING:                                 Closing to occur by May 1996.

GUARANTORS:                             Lockheed Corporation, Martin Marietta
                                        Corporation, Martin Marietta
                                        Technologies, Inc., LAC Acquisition
                                        Corporation or the Company if LAC
                                        Acquisition Corp. is the Borrower .

COMMITMENTS AND FEES:
---------------------

COMMITMENT:                             With respect to Committed Loans, each
                                        Bank will fund each draw in proportion
                                        to its Commitment.

                                        With respect to Money Market Loans, each
                                        Bank may, but shall have no obligation
                                        to, make offers to make such Loans
                                        pursuant to requests submitted by
                                        Company. Drawdown of Money


January 4, 1996                                                           Page 1

                                        Market Loans will be deemed a use of
                                        Commitments of all Banks on pro rata
                                        basis.

REDUCTION OR CANCELLATION OF
COMMITMENTS:                            Commitments cancelable in whole or in
                                        part (ratably reduced in amounts of at
                                        least $25,000,000 and multiples of
                                        $5,000,000 in excess thereof) at
                                        election of Company upon not less than
                                        three business days' notice.

TERMINATION OF BANKS/REPLACING BANKS:   Company may terminate the entire
                                        Commitment of any Bank upon 10 business
                                        days' notice if a Bank demands increased costs or capital adequacy payments from Company or if the commitment of a Bank to make LIBOR Loans is suspended due to its inability to make such Loans.
                                        Company may replace such Bank with a new or existing Bank.

FACILITY FEE:                           To be paid quarterly in arrears on the
                                        daily average of the total Commitments
                                        at a rate determined by reference to
                                        attached Pricing Schedule. Facility Fee
                                        will increase if ratings downgraded and
                                        decrease if ratings upgraded.

                                        Facility Fee computed on the basis of a
                                        year of 365 or 366 days over the actual
                                        number of days elapsed. Any change in
                                        Facility Fee shall become effective the
                                        day on which a rating agency shall have
                                        announced a ratings change.

INTEREST RATES
--------------

INTEREST RATE OPTIONS:                  LIBOR, CD Rate or Base Rate at the
                                        election of Company.

LIBOR INTEREST PERIOD OPTIONS:          One, two, three or six months, as
                                        selected by Company. Twelve-month LIBOR
                                                                          -----
                                        option available upon request of Company and consent of all Banks.

CD RATE INTEREST PERIOD OPTIONS:        30, 60, 90 or 180 days, as selected by
                                        Company.

RATE BASIS:                             LIBOR

                                        CD Rate - Adjusted CD Rate.

                                        3 LIBOR/CD Reference Banks to be
                                        appointed.

                                        Base Rate - higher of Reference Rate as
                                        announced by Administrative Agent or
                                        federal funds rate plus .5%.

                                        Any change in Base Rate effective on the day change is announced by
                                        Administrative Agent.

January 4, 1996                                                           Page 2

INTEREST PAYMENT:                       Interest on LIBOR Loans, CD Loans and
                                        Base Rate Loans (if federal funds rate
                                        is effective rate) shall be computed on
                                        the basis of a year of 360 days and paid for the actual number of days elapsed.
                                        Interest on Base Rate Loans (if
                                        Reference Rate is effective rate) shall
                                        be computed on the basis of a year of
                                        365 or 366 days, as the case may be, and paid for the actual number of days elapsed. Interest accrued on Base Rate
                                        Loans shall be paid quarterly. Interest
                                        accrued on LIBOR Loans shall be paid on
                                        the last day of the Interest Period, on
                                        the date of any prepayment or conversion thereof, together with breakage costs, if any, and in the case of a LIBOR Loan with an Interest Period of twelve-months, on the six-month anniversary of the making of the LIBOR Loan. Interest accrued on CD Loans shall be paid on the last day of the Interest Period and on the date of any prepayment or conversion thereof, together with breakage costs, if any. If any CD Loan or portion thereof shall have an Interest Period of less than 30 days, such portion shall bear interest at the Base Rate during such period.

                                        Interest obligations accrue from the day funds are received through the day before principal is repaid.

RATE SPREAD:                            For Base Rate Loans, Base Rate. For
                                        LIBOR Loans, LIBOR plus LIBOR Margin.
                                        For CD Loans, Adjusted CD Rate plus CD
                                        Margin. LIBOR Margin and CD Margin
                                        determined by reference to attached
                                        Pricing Schedule. LIBOR Margin and CD
                                        Margin will increase if ratings
                                        downgraded and decrease if ratings
                                        upgraded.

                                        Any change in the LIBOR Margin or CD
                                        Margin shall become effective for LIBOR
                                        Loans or CD Loans, as applicable, the
                                        day on which a rating agency shall have
                                        announced a ratings change.

POST DEFAULT RATE:                      2% per annum above the Base Rate for
                                        such date.

BORROWING PROCEDURES
--------------------

MINIMUM DRAW:                           $10,000,000 with additional increments
                                        of $1,000,000. No per draw limit up to
                                        total unused Commitments.

NOTIFICATION/TIMING:                    Base Rate: To Administrative Agent, by
                                        11:00 a.m. New York City time on day of
                                        draw.

                                        LIBOR: To Administrative Agent, by 1:00
                                        p.m. New York City time, 3 business days before draw or, in the case of an Interest Period of twelve-months, by 1:00 p.m. New York City time, 4 business days before draw.

January 4, 1996                                                           Page 3

                                        CD Rate: To Administrative Agent, by
                                        1:00 p.m. New York City time, 2 business days before draw.

                                        An officer or a Designated
                                        Representative (certain designated
                                        employees) to provide notice to
                                        Administrative Agent. An officer or
                                        Designated Representative may provide
                                        telephonic notice, to be followed by
                                        appropriately authorized written notice.

FUND DELIVERY:                          Banks to deliver funds to Administrative
                                        Agent by 1:00 p.m. New York City time.
                                        Administrative Agent to wire transfer
                                        loan principal (U.S. Dollars) in
                                        immediately available funds to an
                                        account to be designated by Company
                                        immediately upon receipt, but not later
                                        than 4:00 p.m. New York City time.
                                        Administrative Agent may make up a
                                        shortfall of funds received. Any Bank
                                        not making its pro rata share of any
                                        Loan available to Administrative Agent
                                        and Company, if it does not repay such
                                        share of any Loan, at the required date
                                        and time severally agree to repay
                                        Administrative Agent such shortfall,
                                        with interest (at the federal funds
                                        rate). If a Bank fails to fund a Loan,
                                        amounts received by Administrative Agent will be deemed to have been paid to Bank and made available to Administrative
                                        Agent for the Loan.

CONVERSION/CONTINUATION:                Company may (i) convert all or any
                                        portion of outstanding Base Rate Loans
                                        equal to $10,000,000 and multiples of
                                        $1,000,000 in excess thereof to LIBOR
                                        Loans or CD Loans, (ii) convert all or
                                        any portion of outstanding LIBOR Loans
                                        equal to $10,000,000 and multiples of
                                        $1,000,000 in excess thereof to Base
                                        Rate Loans or CD Loans, and (iii)
                                        convert all or any portion of
                                        outstanding CD Loans equal to
                                        $10,000,000 and multiples of $1,000,000
                                        in excess thereof to Base Rate Loans or
                                        LIBOR Loans. Upon the expiration of any
                                        Interest Period applicable to a LIBOR
                                        Loan or a CD Loan, Company may continue
                                        all or any portion of such Loans equal
                                        to $10,000,000 and multiples of
                                        $1,000,000 in excess thereof as LIBOR
                                        Loans or CD Loans, as applicable.
                                        Written or telephonic notice of such
                                        conversion/continuation shall be
                                        delivered to Administrative Agent no
                                        later than (i) 1:00 p.m. New York City
                                        time (a) at least 3 business days in
                                        advance of the proposed date of
                                        conversion to or continuation of LIBOR
                                        Loans or (b) at least 2 business days in advance of the proposed date of conversion to or continuation of CD
                                        Loans and (ii) 11:00 a.m. New York City
                                        time on the day of the proposed
                                        conversion to a Base Rate Loan.
                                        Telephonic notice of
                                        conversion/continuation to be promptly
                                        followed by a written notice thereof. If timely notice of conversion/continuation not provided by Company as to any LIBOR loan or CD Loan and such Loan is not repaid by

January 4, 1996                                                           Page 4

                                        Company at the end of the applicable
                                        Interest Period thereof, such Loan shall be converted to a Base Rate Loan.

PREPAYMENTS:                            Base Rate Loans can be repaid in whole
                                        or in part on any day without penalty or premium. CD Loans can be repaid with 1 business day's notice. LIBOR Loans can be repaid with 3 business days' notice.
                                        Each partial prepayment shall be in an
                                        aggregate amount of not less than
                                        $10,000,000 and shall include interest
                                        accrued on the Loans to the prepayment
                                        date and any breakage costs (excluding
                                        loss of Margin).

PAYMENTS TO BANKS:                      All payments by Company to Banks under
                                        Loan Agreement are to be in U.S.
                                        Dollars, free of taxes, and wire
                                        transferred to Administrative Agent in
                                        immediately available funds no later
                                        than 2:00 p.m. New York City time.

PARTICIPATIONS/ASSIGNMENTS:             Assignments may be made to Eligible
                                        Institutions with the prior notification to the Administrative Agent and prior written consent of Company, which shall not be unreasonably withheld, in minimum amounts of $15,000,000. Withholding of consent is not unreasonable if based solely on desire to manage loan exposures to proposed assignee or avoid payment of additional increased costs of taxes payable by Company by reason of such assignment. No Company consent required for assignment to an affiliate of a Bank. Each Bank must retain at least $15,000,000 commitment.
                                        Participations permitted without consent of Company upon prior written notification to Company (no prior notification required in the case of participations of Money Market Loans).
                                        Transferability of voting rights limited to change in principal, rate, fees and term. "Eligible Institution" means any commercial bank having total assets in excess of $3,000,000,000 or the equivalent amount of local currency of
                                        such bank or affiliates of such bank
                                        that are financial institutions.

CONDITIONS PRECEDENT
--------------------

                                   (A)  Effectiveness of Loan Agreement:
                                        customary for this type of transaction,
                                        including:

                                        1) termination of, and payment of
                                           amounts due under, existing revolving
                                           credit agreements.

                                        2) execution and delivery of:

                                           a)   opinion of General Counsel or
                                                Assistant General Counsel to
                                                Company and opinion of special
                                                counsel to company;

January 4, 1996                                                           Page 5

                                           b)   opinion of Bank counsel;

                                           c)   certified copies of charters,
                                                bylaws, and corporate action
                                                authoring Loan Agreement;

                                           d)   note for each Bank, if
                                                requested;

                                           e)   certificate indicating
                                                incumbency and signatures of
                                                officers signing Loan Agreement
                                                and those officers and employees
                                                authorized to give notice of
                                                borrowing; and

                                           f)   LAC and Wings shall have entered
                                                into a merger agreement in form
                                                and substance satisfactory to
                                                the Banks providing for the
                                                acquisition to be effected by a
                                                cash tender offer for at least
                                                66% of Wing's common stock and
                                                subsequent merger.

                                           (g)  terms and conditions of the
                                                tender offer shall be in
                                                substance as disclosed to the
                                                Banks prior to their commitments
                                                but shall in all events include
                                                that LAC shall own and control
                                                the number of shares of Wing's
                                                common stock as shall be
                                                necessary to approve the merger
                                                without the affirmative vote or
                                                approval of any other
                                                shareholders; the conditions to
                                                the consummation of the tender
                                                offer shall have been satisfied
                                                and shall not have been waived,
                                                except for conditions (x) not
                                                material to the combined entity
                                                or the prospects and timing of
                                                the consummation of the merger
                                                and (y) not relating to the
                                                legality, validity or legal
                                                effect of the financing; and
                                                tendered shares shall have been
                                                accepted for payment pursuant to
                                                the tender offer in accordance
                                                with the terms of the tender
                                                offer.

                                           (h)  evidence satisfaction to the
                                                Documentation Agent and
                                                Administrative Agent that all
                                                other necessary licenses,
                                                permits and governmental and
                                                third-party filings, consents
                                                and approvals for the
                                                acquisition and merger have been
                                                made or obtained and remain in
                                                full force and effect, except
                                                for those (x) not material to
                                                the combined entity or the
                                                prospects and timing of the
                                                consummation of the merger and
                                                (y) not relating to the
                                                legality, validity or legal
                                                effect of the financing; and the
                                                tender offer and the financing
                                                thereof shall be in compliance
                                                with all laws and regulations
                                                (including, without limitation,
                                                the margin regulations).

January 4, 1996                                                           Page 6

                                   (B)  All Loans: (i) accuracy of
                                        Representations and Warranties, with the exception, for Loans other than the tender offer funding, of the representations concerning litigation, taxes, ERISA, no Material Adverse Effect since date of pro forma financial statements delivered to Banks and environmental matters and (ii) no Event of Default.

REPRESENTATIONS AND WARRANTIES
------------------------------

CORPORATE EXISTENCE & POWER:            Company and its Significant Subsidiaries
                                        duly organized, validly existing and in
                                        good standing in respective state of
                                        incorporation and qualified to do
                                        business where necessary, except where
                                        failure to be so qualified would not be
                                        reasonably likely to have a Material
                                        Adverse Effect. Company has all
                                        necessary corporate power to enter into
                                        and perform under Loan Agreement and
                                        Notes.

                                        "Material Adverse Effect" means a
                                        material adverse effect on (a) ability
                                        of Company to perform obligations under
                                        Agreement or Notes, (b) validity or
                                        enforceability of Agreement or Notes,
                                        (c) rights and remedies of any Bank or
                                        Agents or (d) timely payment of
                                        principal of or interest on the Loans or other amounts paid in connection therewith.

                                        "Significant Subsidiary" means a
                                        Subsidiary with total assets, net of
                                        depreciation and amortization and after
                                        intercompany eliminations, in excess of
                                        $100,000,000.

                                        "Subsidiary" as defined does not include any Exempt Subsidiary, but otherwise means any entity of which Company owns a sufficient number of securities having ordinary voting power to elect a majority of the board of directors or other governing body.

                                        "Restricted Subsidiary" means any
                                        Significant Subsidiary, any Subsidiary
                                        that has substantially all of its
                                        property located in the United States
                                        and that owns a Principal Property and
                                        any other Subsidiary designated from
                                        time to time by the Company as a
                                        "Restricted Subsidiary." Subsidiaries of a Restricted Subsidiary are not Restricted Subsidiaries solely by virtue of such Subsidiary status. If at the end of any fiscal quarter, the aggregate net assets of the Company and all of its Restricted Subsidiaries are less than a specified percentage of the total net assets of the Company and its Subsidiaries taken as a whole, as reported in the Company's financial statements (the "Total Net Assets") , the Company shall designate another Subsidiary or Subsidiaries as Restricted Subsidiaries such that the net assets of such Subsidiary or Subsidiaries that are not encumbered to secure Debt, plus the net assets of the Company and the other Restricted Subsidiaries, equals or exceeds a specified percentage of the Total Net Assets.

January 4, 1996                                                           Page 7

                                        Thereafter, the Company may designate a
                                        Subsidiary or Subsidiaries (other than a Restricted Subsidiary as defined without regard to any prior such designations by the Company) as no longer a Restricted Subsidiary, provided that the aggregate net assets of the Company and all of its Restricted Subsidiaries after giving effect thereto shall equal or exceed a specified percentage of the Total Net Assets.

                                        "Exempt Subsidiary" means Lockheed
                                        Martin Finance Corporation, Martin
                                        Marietta Materials, Inc. and any other
                                        entity of which Company owns a
                                        sufficient number of securities having
                                        ordinary voting power to elect a
                                        majority of the board of directors or
                                        other governing body, the book value,
                                        net of depreciation, amortization and
                                        intercompany eliminations, of the assets of which, when aggregated with the book values, net of depreciation, amortization and intercompany eliminations, of the assets of any other Exempt Subsidiary other than Lockheed Martin Finance Corporation or Martin Marietta Materials, Inc., do not exceed a specified percentage of the value of total assets of Company and its consolidated subsidiaries, and which are designated as such by Company.

                                        "Principal Property" defined as any
                                        manufacturing property with a book
                                        value, net of depreciation and
                                        amortization, in excess of $5,000,000.

NO CONTRAVENTION:                       Execution, delivery and performance of
                                        Loan Agreement and Notes do not
                                        contravene, or constitute a default
                                        under, Company's or Guarantors' charter
                                        documents or any applicable laws or
                                        regulations or any agreements or
                                        instruments to which Company is a party
                                        which would be reasonably likely to have a Material Adverse Effect.

CORPORATE AUTHORIZATION:                Company and Guarantors have taken all
                                        corporate action necessary for entering
                                        into Loan Agreement and Notes and
                                        consummating transaction thereunder;
                                        Loan Agreement and Notes are valid,
                                        binding and enforceable against Company
                                        and Guarantors, subject to bankruptcy
                                        and equity exceptions.

FINANCIAL INFORMATION:                  Pro forma financial statements delivered
                                        to Banks fairly present financial
                                        position as of date of such financial
                                        statements on a pro forma basis
                                        consistent with the assumptions stated
                                        therein; includes representation that no
                                        Material Adverse Effect has occurred
                                        since date of such financial statements.

LITIGATION; TAXES:                      No litigation exists against Company or
                                        any Subsidiary, an adverse determination of which is reasonably likely to occur and if so adversely determined would be reasonably likely to have a

January 4, 1996                                                           Page 8

                                        Material Adverse Effect and, at the time of the tender offer closing, there shall be (i) no injunction against consummation of the tender offer, (ii) no litigation pending or threatened which gives rise to a material likelihood that the merger will not be consummated or will be subject to the undue delay and (iii) no litigation pending or threatened, other than that as to which there is not a material likelihood of success, challenging the legality, validity or legal effect of the financing. Company and each Subsidiary have filed all material tax returns and paid all taxes due thereunder when due, except for those not delinquent, those the nonpayment of which would not be reasonably likely to result in a Material Adverse Effect and those contested in good faith.

GOVERNMENTAL APPROVALS:                 No governmental consents or approvals
                                        required in connection with Loan
                                        Agreement and Notes, except routine
                                        filings under Securities Exchange Act of 1934 and the filing of International
                                        Capital Form CQ-1's.

MARGIN REGULATIONS:                     No part of proceeds of Loans will be
                                        used in violation of Federal Reserve
                                        Regulation U, G, T and X.

PARI PASSU OBLIGATIONS:                 Claims of other parties to Loan
                                        Agreement against Company will not be
                                        subordinate to, and will rank at least
                                        pari passu with, claims of other
                                        unsecured creditors of Company, except
                                        as may be provided for under applicable
                                        bankruptcy laws.

NO DEFAULTS:                            No payment default in respect of
                                        Material Debt.

                                        "Material Debt" defined as debt of
                                        Company and/or one or more of its
                                        Subsidiaries exceeding $100,000,000 in
                                        an aggregate principal amount.

ERISA: Company and related ERISA entities (the "ERISA Group") have fulfilled their obligations under minimum funding standards of ERISA and the Internal Revenue Code and are in substantial compliance with all material provisions of ERISA and Internal Revenue Code with respect to each ERISA plan. ERISA Group has not (i) sought a waiver of minimum funding standards, (ii) failed to make a contribution to any plan or made any amendment to any plan which could result in material lien or posting of material bonds or (iii) incurred material liability under Title IV of ERISA (other than for payment of premiums under ERISA).

DISCLOSURE:                             Written information provided to the
                                        Banks in connection with Loan Agreement, collectively, does not contain any misstatement of a material fact or omit to state a fact necessary to make the statements contained therein, in light of the circumstances under

January 4, 1996                                                           Page 9
                                        which they were made, not misleading in
                                        any material respect on and as of the
                                        date of Loan Agreement.

ENVIRONMENTAL:                          Based upon Company's periodic review of
                                        its ongoing operations (and those of its Restricted Subsidiaries), to the best knowledge of Company, ongoing operations at the Principal Properties are currently being conducted in substantial compliance with applicable environmental laws, except to the extent that noncompliance would not be reasonably likely to result in a material adverse change in the consolidated financial conditions of Company and its consolidated subsidiaries.

COVENANTS                               Covenants customary for this type of
---------                               transaction, including:


ACCOUNTING:                             Except as otherwise specified,
                                        accounting measurements will be per GAAP as in effect from time to time. Company or Required Banks have ability to request covenant change if change in GAAP affects covenant; effect of change in GAAP then suspended until new covenant negotiated.

INFORMATION/REPORTING/DISTRIBUTION:     60 day delivery for quarterly financial
                                        reports and 120 day delivery for annual
                                        financial reports; delivery of such
                                        statements as filed with the SEC
                                        satisfies requirement. Documents
                                        distributed to shareholders or filed
                                        with the SEC (with certain exceptions)
                                        to be distributed to the Banks promptly
                                        after becoming available. Company to
                                        provide prompt notice of (i) the
                                        occurrence of any Default and (ii)
                                        certain litigation.

COMPUTATION OF COVENANTS:               Company to provide with each
                                        distribution of annual and quarterly
                                        financial statements computations of
                                        leverage ratio.

MAINTENANCE OF EXISTENCE:               Company and Significant Subsidiaries
                                        will preserve and maintain corporate
                                        existence. Company may terminate
                                        business or corporate existence of a
                                        Subsidiary which in Company's judgment
                                        is no longer necessary or desirable.
                                        Mergers, consolidations and transfers of assets permitted as set forth below. No prohibition on merger of a Subsidiary into Company, or merger or consolidation of a Subsidiary with or into another entity if surviving corporation is a Subsidiary and no Default shall have occurred and be continuing.

MERGERS, CONSOLIDATIONS &
SALES OF ASSETS:                        Merger, consolidation, transfer or
                                        conveyance of substantially all
                                        Company's assets prohibited unless
                                        resulting corporation is Company or a
                                        consolidated subsidiary that is a
                                        domestic corporation that expressly
                                        assumes payment of indebtedness and
                                        performance of covenants under Loan
                                        Agreement, no Default shall have
                                        occurred and be continuing after giving
                                        effect to transaction

January 4, 1996                                                          Page 10
                                        and if Company is not surviving
                                        corporation, there has been delivered an Officer's Certificate and legal opinion of its counsel stating that such transaction complies with Loan Agreement. Upon any such transaction, the entity formed by such transaction shall succeed to and be substituted for Company under Loan Agreement. This covenant shall not apply to any sale of Wing's stock, so long as it is margin stock, for value.

LIMITATION ON LIENS:                    No liens on assets of the Company or any
                                        Restricted Subsidiary to secure Debt
                                        allowed except (i) liens existing on the date of Loan Agreement, (ii) liens on property of a corporation existing at the time the corporation is merged or consolidated with Company or a
                                        Restricted Subsidiary, (iii) liens
                                        securing debt owing to Company or
                                        another Restricted Subsidiary, (iv)
                                        mechanic's liens, (v) liens on property
                                        of a corporation existing at the time
                                        the corporation becomes a Restricted
                                        Subsidiary, (vi) liens on property at
                                        time of acquisition of property and
                                        purchase money liens, including liens
                                        incurred in connection with industrial
                                        revenue bonds, to secure payment of
                                        purchase price or indebtedness incurred
                                        or guaranteed prior to, at the time of
                                        or within one year after acquisition,
                                        completion of full operation of property if indebtedness incurred or guaranteed to pay purchase price of property or improvements, (vii) liens in favor of any customer (including any governmental authority) to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any related indebtedness or to secure Debt guaranteed by a governmental authority, (viii) liens on cash or certificates of deposit or other bank obligations securing indebtedness in aggregate principal amount not in excess of $200,000,000 (which may be in a different currency) of an amount substantially equal in value (at the time the lien is created) to such cash, certificates of deposit or other obligations, (ix) any extension, renewal, replacement of the foregoing,
                                        (x) liens equally and ratably severing
                                        this credit facility and such Debt and
                                        (xi) liens not otherwise referred to
                                        securing Debt that does not in the
                                        aggregate exceed the greater of 10% of
                                        stockholders' equity at the end of the
                                        preceding fiscal quarter or
                                        $1,000,000,000. Liens described in (ii),
                                        (v) and (vi) shall not include any liens on stock or assets of "Wings" or its subsidiaries incurred in contemplation of the merger. This covenant shall not apply to margin stock in excess of 25% in value of the assets covered by this covenant.

PAYMENT OF OBLIGATIONS:                 Company and each Significant Subsidiary
                                        will pay all material taxes,
                                        assessments, and governmental charges
                                        imposed upon it and all lawful material
                                        claims prior to date any penalty accrues or lien imposed except for (i) those contested in good faith, (ii) those not delinquent and (iii) those the nonpayment of which would not be reasonably likely to result in a Material Adverse Effect.

January 4, 1996                                                          Page 11

COMPLIANCE WITH LAWS:                   Company and each Significant Subsidiary
                                        shall comply with all laws, a breach of
                                        which would be reasonably likely to have a Material Adverse Effect, except where contested in good faith and by proper proceedings.

INSURANCE:                              Company and each Significant Subsidiary
                                        will maintain insurance as is
                                        customarily carried by owners of similar businesses and properties (or to the customary extent, self-insurance).

MAINTENANCE OF PROPERTIES:              Company and its Significant Subsidiaries
                                        will keep all properties necessary in
                                        its business in good working order,
                                        normal wear and tear excepted; Company
                                        or any Subsidiary may discontinue
                                        operation and/or maintenance of such
                                        properties if discontinuance is in
                                        Company's (or such Subsidiary's)
                                        judgment desirable.

LEVERAGE RATIO:                         Ratio of Debt (as defined) as of the
                                        last day of any fiscal quarter to the
                                        sum of (i) Debt (as defined) and (ii)
                                        Stockholders' Equity (as defined) at
                                        levels to be determined.

STOCKHOLDERS' EQUITY AS DEFINED:        Consolidated Stockholders' Equity of
                                        Company and consolidated Subsidiaries as reported.

DEBT AS DEFINED:                        Debt shall mean, without duplication:

                                        (i)   all debt, including ESOP
                                              guarantees and capitalized lease
                                              obligations, reported as debt in
                                              the consolidated financial
                                              statements of the Company and its
                                              consolidated Subsidiaries, plus
                                                                         ----

                                        (ii)  all indebtedness for borrowed
                                              money and capitalized lease
                                              obligations incurred by third
                                              parties guaranteed by Company and
                                              its consolidated Subsidiaries not
                                              otherwise reported as debt in the
                                              consolidated financial statements
                                              of the Company and its
                                              consolidated Subsidiaries.

USE OF LOANS:                           Proceeds of the Loans may be used for
                                        any lawful corporate purpose.

WAIVERS: Required Banks may waive compliance with any covenant (other than certain provisions relating to principal payments, fees, interest rate, due dates and guarantees, which require consent of all Banks).

EVENTS OF DEFAULT
-----------------

PRINCIPAL PAYMENTS:                     Failure to pay when due.

January 4, 1996                                                          Page 12

INTEREST AND FACILITY FEE PAYMENTS:     Failure to pay within 5 days of due
                                        date.

OTHER FEES:                             Failure to pay within 30 days after
                                        written request for payment thereof.

BREACH OF CERTAIN COVENANTS:            Failure to perform under the following
                                        covenants:

                                        1)   Merger/Consolidation Restrictions
                                        2)   Limitations on Liens
                                        3)   Leverage Ratio

BREACH OF OTHER COVENANTS:              Failure  to perform within 30 days after
                                        written notice.

REPRESENTATIONS:                        5 days to correct after written notice.

ACCELERATION OF DEBT:                   Any Material Debt shall be accelerated
                                        by reasons of default thereunder or not
                                        paid when due and corrective action
                                        shall not have been taken within 5 days
                                        after written notice thereof.

BANKRUPTCY:                             Company or any Significant Subsidiary
                                        shall commence voluntary proceeding
                                        under bankruptcy laws, or seek
                                        appointment of receiver or trustee, or
                                        shall consent to any of the foregoing;
                                        or makes a general assignment for
                                        benefit of creditors; or fails generally to pay its debts as they become due; or takes any corporate action to authorize the foregoing.

                                        Involuntary case or proceeding commenced against Company or any Significant Subsidiary seeking relief under bankruptcy laws or seeking appointment of trustee or receiver, and such proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against Company or any Significant Subsidiary under federal bankruptcy laws.

FINAL JUDGMENTS:                        Final judgment requiring payment of
                                        $150,000,000 or more that has not been
                                        satisfied or stayed within 60 days and
                                        such failure to satisfy or stay is
                                        unremedied for 5 days after notice.

ERISA: A final judgment either (1) requiring termination or imposing liability under Title IV of ERISA (other than for premiums) in respect of, or requiring a trustee to be appointed pursuant to Title IV of ERISA to administer, any plan or plans having unfunded liabilities in excess of $150,000,000 or
                                        (2) in an action relating to a
                                        Multiemployer Plan involving a current
                                        payment obligation in excess of
                                        $150,000,000, which judgment in either
                                        case has not been satisfied or stayed
                                        within 60 days and such failure to
                                        satisfy or stay is unremedied for 5 days after notice.

January 4, 1996                                                          Page 13

CHANGE IN OWNERSHIP OF STOCK:           Any person or group of persons (other
                                        than employee benefit or stock ownership plan of Company) has acquired shares of capital stock having ordinary voting power to elect a majority of the Board of Directors of Company or change in majority of Board of Directors within a two-year period.

GUARANTY INVALIDATED:                   Revocation or invalidation of guaranty
                                        of the Loan Agreement and the Notes.

REMEDIES:                               Commitments terminate and loan/interest
                                        become due and payable upon the receipt
                                        of notice from Documentation Agent
                                        (automatic in case of bankruptcy).

NOTICES OF DEFAULT:                     All notices or requests specified in
                                        Events of Default provisions to be given by Documentation Agent at the request of the Required Banks.

MISCELLANEOUS
-------------

GOVERNING LAW/SUBMISSION
TO JURISDICTION:                        New York law governs. Parties submit to
                                        the jurisdiction of New York courts for
                                        all legal proceedings and waive any
                                        objection to the laying of venue of any
                                        such proceeding brought in such a court
                                        and claim of inconvenient forum.

WAIVER OF JURY TRIAL:                   Company, Agents and Banks each waive
                                        rights to trial by jury.

REQUIRED BANKS:                         Banks holding in excess of 50% of
                                        outstanding Commitments.


INCREASED COSTS/CAPITAL ADEQUACY/
ILLEGALITY:                             Increased cost/capital adequacy/
                                        illegality provisions to be included and will generally provide that no increased cost or capital adequacy payment may be claimed if allocable to periods prior to 30 days prior to date Company is notified of claim by a Bank; no compensation for increases in capital not occasioned by a Change in Law or beyond that required by a Change in Law.
                                        Any Bank requesting additional
                                        compensation shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation or permit the Bank to make or maintain any LIBOR Loan, so long as such designation is not disadvantageous to such Bank. Any
                                        Regulation D charges shall be billed
                                        through Administrative Agent.

                                        "Change in Law" as defined is the
                                        adoption of any law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof, after Closing Date, by any governmental authority, central bank or comparable agency or

January 4, 1996                                                          Page 14
                                        compliance with any directive (whether
                                        or not having the force of law) of any
                                        such entity.

INDEMNITY:                              Company to indemnify Banks for (i)
                                        funding costs and/or losses (excluding
                                        loss of margin) if prepayment or
                                        conversion of a LIBOR Loan or a CD Loan
                                        occurs prior to the end of an Interest
                                        Period or if Company fails to consummate a LIBOR Loan or a CD Loan because conditions precedent to borrowing or conversion not satisfied and (ii) reasonable costs and expenses of litigation in response to or in defense of any proceeding brought or threatened against a Bank relating to the Agreement or Company's use of proceeds of the Loans.

EXPENSES:                               In connection with preparing Loan
                                        Agreement, Company will pay reasonable
                                        fees and disbursements of special
                                        counsel to Agents and reasonable out-of-pocket expenses incurred by Agents. In connection with an Event of Default and enforcement proceedings, Company will pay reasonable out-of-pocket expenses of
                                        Agents and Banks, including reasonable
                                        fees and expenses of counsel (including
                                        in-house counsel).

DOCUMENT PREPARATION:                   Loan Agreement to be prepared by Davis
                                        Polk & Wardwell.

January 4, 1996                                                          Page 15

                                                                       JP MORGAN

                         LOCKHEED MARTIN CORPORATION
                               PRICING SCHEDULE
                              FIVE YEAR REVOLVER



       The LIBOR Margin, the CD Margin and the Facility Fee shall be as specified below (in basis points per annum).

====================================================================================================================================

                                LEVEL I           LEVEL II         LEVEL III         LEVEL IV         LEVEL V         LEVEL VI
====================================================================================================================================

BASIS FOR PRICING            If Company is      If Company is    If Company is     If Company is    If Company is   If Company is
                              rated A or         rated A- or     rated BBB+ or     rated BBB or     rated BBB- by    rated lower
                             better by S&P      better by S&P    better by S&P     better by S&P    S&P and Baa3     than BBB- by
                                                                                                        ---
                               or A2 or        or A3 or better    or Baa1 or        or Baa2 or       by Moody's     S&P or Baa3 by
                               --              --                 --                --
                              better by          by Moody's       better by         better by                       Moody's or is
                                Moody's                            Moody's           Moody's                        unrated and no
                                                                                                                     other level
                                                                                                                       applies
------------------------------------------------------------------------------------------------------------------------------------
FACILITY FEE                     8.00              10.00            11.00            13.75             17.50             25.00

------------------------------------------------------------------------------------------------------------------------------------
LIBOR +   Greater than 50%      14.50              15.00            19.00            21.25             32.50             50.00
          Less than    50%      14.50              15.00            24.00            26.25             37.50             50.00
------------------------------------------------------------------------------------------------------------------------------------
CD +      Greater than 50%      27.00              27.50            31.50            33.75             45.00             62.50
          Less than    50%      27.00              27.50            36.50            38.75             50.00             62.50
------------------------------------------------------------------------------------------------------------------------------------
UNUSED COST                      8.00              10.00            11.00            13.75             17.50             25.00

------------------------------------------------------------------------------------------------------------------------------------
USED COST Greater than 50%      22.50              25.00            30.00            35.00             50.00             75.00
          Less than    50%      22.50              25.00            35.00            40.00             55.00             75.00
====================================================================================================================================